VOTING AND EXCHANGE TRUST AGREEMENT ("Agreement") made as of the 14th day of August, 2006.

BETWEEN:

CANWEST PETROLEUM CORPORATION, a corporation existing under the laws of the State of Colorado
(hereinafter referred to as "Acquirer")

- and -

OILSANDS QUEST INC., a corporation existing under the laws of the Province of Alberta
(hereinafter referred to as "Canco")

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada (hereinafter referred to as the "Trustee")

WHEREAS in connection with the Reorganization Agreement, Canco may be required to issue Exchangeable Shares to certain holders of its common shares pursuant to the Reorganization contemplated in the Reorganization Agreement; and

WHEREAS pursuant to the Reorganization Agreement, Acquirer and Canco have agreed to execute a voting and exchange trust agreement substantially in the form of this Agreement;

NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1
INTERPRETATION

Section 1.1 Definitions

In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings respectively:

"Acquirer Consent" has the meaning ascribed thereto in Section 4.2;

"Acquirer Control Transaction" has the meaning ascribed thereto in the Exchangeable Share Provisions;

"Acquirer Meeting" has the meaning ascribed thereto in Section 4.2;

"Acquirer Shares" has the meaning provided in the Exchangeable Share Provisions;

"Acquirer Special Voting Share" means one share of preferred stock of Acquirer to which that number of voting rights attach (each such voting right to be equal to the voting rights attached to one Acquirer Share) equal to the number of outstanding Exchangeable Shares held by Beneficiaries;

"Acquirer Successor" has the meaning ascribed thereto in Section 10.1(a);

"Act" means the Business Corporations Act (Alberta) as the same has been and may hereafter from time to time be amended;

"Affiliate" has the meaning ascribed thereto in the Act;

"Automatic Exchange Rights" means the benefit of the obligation of Acquirer to effect the automatic exchange of Exchangeable Shares for Acquirer Shares pursuant to Section 5.12;

"Beneficiaries" means the registered holders from time to time of Exchangeable Shares, other than Acquirer and its Affiliates;

"Beneficiary Votes" has the meaning ascribed thereto in Section 4.2;

"Business Day" means any day on which commercial banks are generally open for business in Vancouver, British Columbia and Calgary, Alberta, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia or in Calgary, Alberta;

"Callco" means 1259882 Alberta Ltd., a corporation existing under the laws of the Province of Alberta or any other direct or indirect Subsidiary of the Acquirer designated by the Acquirer from time to time;

"Change of Law Call Right" has the meaning ascribed thereto in the Exchangeable Share Provisions;

"Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of Acquirer Shares are entitled to vote, consent or otherwise act, the number of votes to which a holder of one Acquirer Share is entitled with respect to such matter, proposition or question;

"Exchange Right" has the meaning ascribed thereto in Section 5.1;

"Exchangeable Share Consideration" has the meaning ascribed thereto in the Exchangeable Share Provisions;

"Exchangeable Share Price" has the meaning ascribed thereto in the Exchangeable Share Provisions;

"Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

"Exchangeable Shares" means the non-voting Exchangeable Shares in the capital of Canco, having substantially the rights, privileges, restrictions and conditions set out in Schedule D to the Reorganization Agreement;

"Indemnified Parties" has the meaning ascribed thereto in Section 8.1;

"Insolvency Event" means (i) the institution by Canco of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of Canco to the institution of bankruptcy, insolvency or winding-up proceedings against it, or (ii) the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Canco to contest in good faith any such proceedings commenced in respect of Canco within 30 days of becoming aware thereof, or the consent by Canco to the filing of any such petition or to the appointment of a receiver, or (iii) the making by Canco of a general assignment for the benefit of creditors, or the admission in writing by Canco of its inability to pay its debts generally as they become due, or (iv) Canco not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions;

"Liquidation Call Right" has the meaning ascribed thereto in the Exchangeable Share Provisions;

"Liquidation Event" has the meaning ascribed thereto in Section 5.12(b);

"Liquidation Event Effective Time" has the meaning ascribed thereto in Section 5.12(c);

"List" has the meaning ascribed thereto in Section 4.6;

"Officer's Certificate" means, with respect to Acquirer or Canco, as the case may be, a certificate signed by any one of the authorized signatories of Acquirer or Canco, as the case may be;

"Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status;

"Redemption Call Right" has the meaning ascribed thereto in the Exchangeable Share Provisions;

"Redemption Date" has the meaning ascribed thereto in the Exchangeable Share Provisions;

"Reorganization" means the reorganization of Canco's share capital contemplated by the Reorganization Agreement;

"Reorganization Agreement" means the reorganization agreement made as of June 9, 2006 between Acquirer and Canco, as amended, supplemented and/or restated in accordance therewith prior to the date hereof, providing for, among other things, the Reorganization;

"Retracted Shares" has the meaning ascribed thereto in Section 5.7;

"Retraction Call Right" has the meaning ascribed thereto in the Exchangeable Share Provisions;

"Support Agreement" means that certain support agreement made as of even date herewith between Canco, Callco and Acquirer substantially in the form and content of Schedule F to the Reorganization Agreement, with such changes thereto as the parties to the Reorganization Agreement, acting reasonably, may agree;

"Trust" means the trust created by this Agreement;

"Trust Estate" means the Acquirer Special Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement; and

"Voting Rights" means the voting rights of the Acquirer Special Voting Share held by the Trustee.

Section 1.2 Interpretation Not Affected By Headings, Etc.

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number refer to the specified Article or Section of this Agreement. The terms "this Agreement," "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof.

Section 1.3 Rules of Construction

Unless otherwise specifically indicated or the context otherwise requires, (a) all references to "dollars" or "$" mean United States dollars, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (c) "include," "includes" and "including" shall be deemed to be followed by the words "without limitation."

Section 1.4 Date for Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

Section 1.5 Payments

All payments to be made hereunder will be made without interest and less any tax required by Canadian law to be deducted or withheld.

ARTICLE 2
PURPOSE OF AGREEMENT

Section 2.1 Establishment of Trust

The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries and Acquirer, as herein provided. The Trustee will hold the Acquirer Special Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement. The Trustee will hold the Acquirer Special Voting Share for and on behalf of Acquirer for all other rights associated with such Acquirer Special Voting Share other than the Voting Rights.

ARTICLE 3
ACQUIRER Special Voting SHARE

Section 3.1 Issue and Ownership of the Acquirer Special Voting Share

Acquirer hereby agrees to issue to, and deposit with, the Trustee the Acquirer Special Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. Acquirer hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Acquirer Special Voting Share by Acquirer to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of such Acquirer Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to such Acquirer Special Voting Share provided that the Trustee shall:

(a)	hold such Acquirer Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)
except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with such Acquirer Special Voting Share and such Acquirer Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

Section 3.2 Legended Share Certificates

Canco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the portion of the Voting Rights in respect of the Exchangeable Shares held by the Beneficiaries.

Section 3.3 Safe Keeping of Certificate

The physical certificate representing the Acquirer Special Voting Share shall at all times be held in safe keeping by the Trustee or its duly authorized agent.

ARTICLE 4
EXERCISE OF VOTING RIGHTS

Section 4.1 Voting Rights

The Trustee, as the holder of record of the Acquirer Special Voting Share forming part of the Trust Estate, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the Acquirer Special Voting Share held by the Trustee on any matter, question, proposal or proposition whatsoever that may properly come before the shareholders of Acquirer at an Acquirer Meeting or in connection with an Acquirer Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 6.15 hereof:

(a)
the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the Acquirer Meeting is held or an Acquirer Consent is sought; and

(b)
to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

Section 4.2 Number of Votes

With respect to all meetings of shareholders of Acquirer at which holders of Acquirer Shares are entitled to vote (each, an "Acquirer Meeting") and with respect to all written consents sought from Acquirer's shareholders, including the holders of Acquirer Shares (each, an "Acquirer Consent"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Beneficiary on the record date established by Acquirer or by applicable law for such Acquirer Meeting or Acquirer Consent, as the case may be (collectively, the "Beneficiary Votes"), in respect of each matter, question, proposal or proposition to be voted on at such Acquirer Meeting or consented to in connection with such Acquirer Consent.

Any Beneficiary who chooses to attend an Acquirer Meeting in person will be entitled to one vote on a show of hands.

Section 4.3 Mailings to Shareholders

With respect to each Acquirer Meeting and Acquirer Consent, the Trustee will use its reasonable efforts promptly to mail or cause to be mailed (or otherwise communicate in the same manner as Acquirer utilizes in communications to holders of Acquirer Shares subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List, such mailing or communication to commence on the same day as the mailing or notice (or other communication) with respect thereto is commenced by Acquirer to its shareholders:

(a)	a copy of such notice, together with any related materials, including any proxy or information statement, to be provided to shareholders of Acquirer;

(b)
a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Acquirer Meeting or Acquirer Consent or, pursuant to Section 4.7, to attend such Acquirer Meeting and to exercise personally thereat the Beneficiary Votes of such Beneficiary;

(c)	a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

(i)	a proxy to such Beneficiary or its designee to exercise personally the Beneficiary Votes; or

(ii)	a proxy to a designated agent or other representative of the management of Acquirer to exercise such Beneficiary Votes;

(d)	a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

(e)	a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

(f)
a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Acquirer Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any Acquirer Meeting or Acquirer Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by Acquirer or by applicable law for purposes of determining shareholders entitled to vote at such Acquirer Meeting or to give written consent in connection with such Acquirer Consent. Acquirer will notify the Trustee of any decision of the Board of Directors of Acquirer with respect to the calling of any Acquirer Meeting or the seeking of any Acquirer Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

The materials referred to in this Section 4.3 are to be provided to the Trustee by Acquirer and the materials referred to in Section 4.3(c), Section 4.3(e) and Section 4.3(f) shall be subject to reasonable comment by the Trustee in a timely manner. Acquirer shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of Acquirer Shares. Acquirer agrees not to communicate with holders of Acquirer Shares with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. Notwithstanding the foregoing, Acquirer may at its option exercise the duties of the Trustee to deliver copies of all materials to each Beneficiary as required by this Section 4.3 so long as in each case Acquirer delivers a certificate to the Trustee stating that Acquirer has undertaken to perform the obligations set forth in this Section 4.3.

Section 4.4 Copies of Shareholder Information

Acquirer will deliver to the Trustee copies of all proxy materials (including notices of Acquirer Meetings but excluding proxies to vote Acquirer Shares), information statements, reports (including all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of Acquirer Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary, to the extent possible, at the same time as such materials are first sent to holders of Acquirer Shares. The Trustee will mail or otherwise send to each Beneficiary, at the expense of Acquirer, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Acquirer) received by the Trustee from Acquirer, to the extent possible, at the same time as such materials are sent to holders of Acquirer Shares. The Trustee will make copies of all such materials available for inspection by any Beneficiary at the Trustee's principal office in Calgary, Alberta. Notwithstanding the foregoing, Acquirer at its option may exercise the duties of the Trustee to deliver copies of all materials to each Beneficiary as required by this Section 4.4 so long as in each case Acquirer delivers a certificate to the Trustee stating that Acquirer has undertaken to perform the obligations set forth in this Section 4.4.

Section 4.5 Other Materials

As soon as reasonably practicable after receipt by Acquirer or holders of Acquirer Shares (if such receipt is known by Acquirer) of any material sent or given by or on behalf of a third party to holders of Acquirer Shares generally, including dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Acquirer shall use its reasonable best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of Acquirer, copies of all such materials received by the Trustee from Acquirer. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in Calgary, Alberta, copies of all such materials. Notwithstanding the foregoing, Acquirer at its option may exercise the duties of the Trustee to deliver copies of all such materials to each Beneficiary as required by this Section 4.5 so long as in each case Acquirer delivers a certificate to the Trustee stating that Acquirer has undertaken to perform the obligations set forth in this Section 4.5.

Section 4.6 List of Persons Entitled to Vote

Canco shall, (a) prior to each annual and special Acquirer Meeting or the seeking of any Acquirer Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with an Acquirer Meeting or an Acquirer Consent, at the close of business on the record date established by Acquirer or pursuant to applicable law for determining the holders of Acquirer Shares entitled to receive notice of and/or to vote at such Acquirer Meeting or to give consent in connection with such Acquirer Consent. Each such List shall be delivered to the Trustee promptly after receipt by Canco of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to permit the Trustee to perform its obligations under this Agreement. Acquirer agrees to give Canco notice (with a copy to the Trustee) of the calling of any Acquirer Meeting or the seeking of any Acquirer Consent by Acquirer or its management, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable Canco to perform its obligations under this Section 4.6.

Section 4.7 Entitlement to Direct Votes

Any Beneficiary named in a List prepared in connection with any Acquirer Meeting or Acquirer Consent will be entitled (a) to instruct the Trustee in the manner described in Section 4.2 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat (or to personally exercise with respect to any Acquirer Consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

Section 4.8 Voting by Trustee and Attendance of Trustee Representative at Meeting

(a)
In connection with each Acquirer Meeting and Acquirer Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.2, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to Section 4.3.

(b)
The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Acquirer Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section 4.2 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, upon receipt of a proxy from the Trustee's representative, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

Section 4.9 Distribution of Written Materials

Any written materials distributed by or on behalf of the Trustee pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as Acquirer utilizes in communications to holders of Acquirer Shares, subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the books of Canco. Acquirer agrees not to communicate with holders of Acquirer Shares with respect to such written material otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. Canco shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

(a)	a current List; and

(b)	upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

Canco's obligations under this Section 4.9 shall be deemed satisfied to the extent Acquirer exercises its option to perform the duties of the Trustee to deliver copies of materials to each Beneficiary and Canco provides the required information and materials to Acquirer.

Section 4.10 Termination of Voting Rights

Except as otherwise provided herein or in the Exchangeable Share Provisions, all of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to Acquirer or Callco, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease and be terminated immediately, upon the delivery by such Beneficiary to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or upon the occurrence of the automatic exchange of Exchangeable Shares for Acquirer Shares, as specified in Article 5 (unless, in either case, Acquirer shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Trustee for delivery to the Beneficiaries), or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Canco pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by Callco pursuant to the exercise by Callco of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right, or upon the purchase of Exchangeable Shares from the holders thereof by Acquirer or Callco pursuant to the exercise by Acquirer or Callco of the Change of Law Call Right.

ARTICLE 5
EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

Section 5.1 Grant and Ownership of the Exchange Right

Acquirer hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require Acquirer to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by such Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. Acquirer hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Acquirer to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

(a)
hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)
except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

Section 5.2 Legended Share Certificates

Canco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

(a)	their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

(b)	the Automatic Exchange Rights.

Section 5.3 General Exercise of Exchange Right

The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 6.15, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

Section 5.4 Purchase Price

The purchase price payable by Acquirer for each Exchangeable Share to be purchased by Acquirer under the Exchange Right shall be an amount per share equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, Acquirer shall provide to the Trustee an Officer's Certificate setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share. The Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by Acquirer delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, the Exchangeable Share Consideration representing the total Exchangeable Share Price. Upon payment by Acquirer of such purchase price to the Trustee for the benefit of the Beneficiary, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Exchangeable Share by Canco.

Section 5.5 Exercise Instructions

Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of Canco. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Calgary, Alberta or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Acquirer to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of Canco and such additional documents and instruments as the Trustee, Canco and Acquirer may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Acquirer to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Acquirer free and clear of all liens, claims, security interests and encumbrances, (iii) the names in which the certificates representing Acquirer Shares issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered, and (b) payment (or evidence satisfactory to the Trustee, Canco and Acquirer of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Acquirer under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Canco.

Section 5.6 Delivery of Acquirer Shares; Effect of Exercise

Promptly after the receipt by the Trustee of the certificates representing the Exchangeable Shares which the Beneficiary desires Acquirer to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any payable as contemplated by Section 5.8 or evidence thereof), duly endorsed for transfer to Acquirer, the Trustee shall notify Acquirer and Canco of its receipt of the same, which notice to Acquirer and Canco shall constitute exercise of the Exchange Right by the Trustee on behalf of the Beneficiary in respect of such Exchangeable Shares, and Acquirer shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary in respect of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Canco and Acquirer of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to Acquirer and Canco of the exercise of the Exchange Right, as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary of such Exchangeable Shares shall be deemed to have transferred to Acquirer all of such Beneficiary's right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Exchangeable Share Consideration is not delivered by Acquirer to the Trustee for delivery to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary) within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such Exchangeable Share Consideration is delivered by Acquirer and any cheque included therein is paid. Upon delivery of such Exchangeable Share Consideration by Acquirer to the Trustee, the Trustee shall deliver such Exchangeable Share Consideration to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Acquirer Shares delivered to it pursuant to the Exchange Right.

Section 5.7 Exercise of Exchange Right Subsequent to Retraction

In the event that a Beneficiary has exercised its right under Article 6 of the Exchangeable Share Provisions to require Canco to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "Retracted Shares") and is notified by Canco pursuant to Section 6.6 of the Exchangeable Share Provisions that Canco will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to Canco pursuant to Section 6.7 of the Exchangeable Share Provisions, and provided further that the Trustee has received written notice of same from Canco or Acquirer, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that Canco is unable to redeem. In any such event, Canco hereby agrees with the Trustee and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Canco or to the transfer agent of the Exchangeable Shares (including a copy of the retraction request delivered pursuant to Section 6.7 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that Canco is not permitted to redeem and will require Acquirer to purchase such shares in accordance with the provisions of this Article 5.

Section 5.8 Stamp or Other Transfer Taxes

Upon any sale of Exchangeable Shares to Acquirer pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Acquirer Shares to be delivered in connection with the payment of the purchase price therefor shall be issued in the name of the Beneficiary in respect of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of Acquirer, Canco or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or evidenced to the satisfaction of the such taxes, if any, have been paid.

Section 5.9 Notice of Insolvency Event

As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Canco and Acquirer shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from Canco and Acquirer of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Acquirer (such funds to be received in advance), a notice of such Insolvency Event in the form provided by Acquirer, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

Section 5.10 Qualification of Acquirer Shares

Acquirer covenants that if any Acquirer Shares issuable pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any registration statement, prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial, territorial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or stock exchange or the fulfilment of any other Canadian or United States federal, provincial, territorial or state legal requirement before such shares may be issued and delivered by Acquirer to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" of Acquirer for purposes of Canadian provincial securities law or an "affiliate" of Acquirer for purposes of United States federal or state securities law), Acquirer will in good faith use its reasonable best efforts to take all such actions and do all such things as are necessary or desirable to cause such Acquirer Shares to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be, to the extent provided in the Reorganization Agreement. Acquirer will use its reasonable best efforts and in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Acquirer Shares to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Acquirer Shares are listed, quoted or posted for trading at such time.

Section 5.11 Acquirer Shares

Acquirer hereby represents, warrants and covenants that the Acquirer Shares issuable to Beneficiaries as described herein will be duly authorized and validly issued, fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

Section 5.12 Automatic Exchange on Liquidation of Acquirer

(a)	Acquirer will give the Trustee written notice of each of the following events at the time set forth below:

(i)
in the event of any determination by the Board of Directors of Acquirer to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Acquirer or to effect any other distribution of assets of Acquirer among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(ii)
promptly following the earlier of (A) receipt by Acquirer of notice of, and (B) Acquirer otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Acquirer or to effect any other distribution of assets of Acquirer among its shareholders for the purpose of winding up its affairs, in each case where Acquirer has failed to contest in good faith any such proceeding commenced in respect of Acquirer within 30 days of becoming aware thereof.

(b)
Promptly following receipt by the Trustee from Acquirer of notice of any event (a "Liquidation Event") contemplated by Section 5.12(a) above, the Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided to the Trustee by Acquirer and shall include a brief description of rights of the Beneficiaries with respect to the Automatic Exchange Rights provided for in Section 5.12(c).

(c)
In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Acquirer Shares in the distribution of assets of Acquirer in connection with a Liquidation Event, immediately prior to the effective time (the "Liquidation Event Effective Time") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for Acquirer Shares. To effect such automatic exchange, Acquirer shall purchase each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by such Beneficiary at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at that time. Acquirer shall provide the Trustee with an Officer's Certificate in connection with any automatic exchange setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share.

(d)
The closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Acquirer Shares shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Beneficiary shall be deemed to have transferred to Acquirer all of the Beneficiary's right, title and interest in and to such Beneficiary's Exchangeable Shares and the related interest in the Trust Estate. Any right of each such Beneficiary to receive declared and unpaid dividends from Canco shall be deemed to be satisfied and discharged and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and Acquirer shall deliver to the Beneficiary the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Acquirer Shares issued pursuant to the automatic exchange of Exchangeable Shares for Acquirer Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Acquirer pursuant to such automatic exchange shall thereafter be deemed to represent Acquirer Shares issued to the Beneficiary by Acquirer pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Acquirer Shares, duly endorsed in blank and accompanied by such instruments of transfer as Acquirer may reasonably require, Acquirer shall deliver or cause to be delivered to the Beneficiary certificates representing Acquirer Shares of which the Beneficiary is the holder.

Section 5.13 Withholding Rights

Acquirer, Canco and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or Acquirer Shares such amounts as Acquirer, Canco or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of federal, provincial, state, local or foreign tax law, in each case as amended or succeeded. The Trustee may act on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Acquirer, Canco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Acquirer, Canco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Acquirer, Canco or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

ARTICLE 6
CONCERNING THE TRUSTEE

Section 6.1 Powers and Duties of the Trustee

The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

(a)	receipt and deposit of the Acquirer Special Voting Share from Acquirer as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(b)	granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

(c)	casting and exercising the Beneficiary Votes in accordance with the provisions of this Agreement;

(d)	receiving the grant of the Exchange Right and the Automatic Exchange Rights from Acquirer as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(e)
exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries Acquirer Shares and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

(f)	holding title to the Trust Estate;

(g)	investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

(h)	taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Acquirer and Canco under this Agreement; and

(i)	taking such other actions and doing such other things as are specifically provided in this Agreement.

In the exercise of such rights, powers, duties and authorities, the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.

The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof, nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

Section 6.2 No Conflict of Interest

The Trustee represents to Acquirer and Canco that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 9. If, notwithstanding the foregoing provisions of this Section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 6.2, any interested party may apply to the Court of Queen's Bench of Alberta for an order that the Trustee be replaced as trustee hereunder.

Section 6.3 Dealings with Transfer Agents, Registrars, etc.

Acquirer and Canco irrevocably authorize the Trustee, from time to time, to:

(a)
consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Acquirer Shares; and

(b)
requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and (ii) from the transfer agent of Acquirer Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights.

Acquirer and Canco irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Acquirer covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights.

Section 6.4 Books and Records

The Trustee shall keep available for inspection by Acquirer and Canco at the Trustee's principal office in Calgary, Alberta correct and complete books and records of account relating to the Trust created by this Agreement, including all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Rights. On or before January 15 in every year, so long as any Acquirer Shares are on deposit with the Trustee, the Trustee shall transmit to Acquirer and Canco a brief report, dated as of the preceding December 31, with respect to:

(a)	the property and funds comprising the Trust Estate as of that date;

(b)
the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by Acquirer of Acquirer Shares in connection with the Exchange Right, during the calendar year ended on such December 31; and

(c)	any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported and which, in the Trustee's opinion, materially affects the Trust Estate.

Section 6.5 Income Tax Returns and Reports

The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee reasonably considers necessary or advisable (who may be experts or advisors to Acquirer or Canco). If requested by the Trustee, Acquirer or Canco shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

Section 6.6 Indemnification Prior to Certain Actions by Trustee

The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Acquirer Special Voting Share held by the Trustee pursuant to Article 4, subject to Section 6.15, with respect to the Exchange Right pursuant to Article 5, subject to Section 6.15, and with respect to the Automatic Exchange Rights pursuant to Article 5, subject to Section 6.15.

None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security or indemnified as aforesaid.

Section 6.7 Action of Beneficiaries

No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity required by Section 6.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Rights or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

Section 6.8 Reliance Upon Declarations

The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions, Lists, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions, Lists, reports or other papers or documents comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this Agreement.

Section 6.9 Evidence and Authority to Trustee

Acquirer and/or Canco shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Acquirer and/or Canco or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Acquirer and/or Canco promptly if and when:

(a)	such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 6.9; or

(b)
the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Acquirer and/or Canco written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of an Officer's Certificate of Acquirer and/or Canco or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of Acquirer and/or Canco, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Acquirer and/or Canco it shall be in the form of an Officer's Certificate or a statutory declaration.

Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

(c)	declaring that such person has read and understands the provisions of this Agreement relating to the condition in question;

(d)	describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

(e)
declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

Section 6.10 Experts, Advisers and Agents

The Trustee may:

(a)
in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Acquirer and/or Canco or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)
employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

Section 6.11 Investment of Moneys Held by Trustee

Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee, in trust for Canco, in securities in which, under the laws of the Province of Alberta, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of Canco. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Canco, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

Section 6.12 Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

Section 6.13 Trustee Not Bound to Act on Request

Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Acquirer and/or Canco or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

Section 6.14 Authority to Carry on Business

The Trustee represents to Acquirer and Canco that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in each of the Provinces of Canada but if, notwithstanding the provisions of this Section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada, either become so authorized or resign in the manner and with the effect specified in Article 9.

Section 6.15 Conflicting Claims

If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)
the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or

(b)
all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

Section 6.16 Acceptance of Trust

The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

Section 6.17 Maintenance of Office or Agency

Acquirer will maintain in Calgary, Alberta an office or agency where certificates representing Exchangeable Shares may be presented or surrendered for exchange by Beneficiaries and where notices and demands to or upon Acquirer or Canco in respect of the Exchangeable Shares may be served. Acquirer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Acquirer shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be served at the Corporate Trust Office of the Trustee, and Acquirer and Canco hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands. Furthermore, copies of all Acquirer proxy materials will be made available for inspection by any Beneficiary at such office or agency.

ARTICLE 7
COMPENSATION

Section 7.1 Fees and Expenses of the Trustee

Acquirer and Canco jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including taxes other than taxes based on the net income of the Trustee, fees paid to legal counsel and other experts and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that Acquirer and Canco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with gross negligence, recklessness or wilful misconduct.

ARTICLE 8
INDEMNIFICATION AND LIMITATION OF LIABILITY

Section 8.1 Indemnification of the Trustee

Acquirer and Canco jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, gross negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by Acquirer or Canco pursuant hereto.

Acquirer or Canco shall not be liable under this indemnity for any claim against any of the Indemnified Parties unless Acquirer and Canco shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim, but Acquirer and Canco shall not be liable only to the extent that a delay in such notification by the Trustee prejudices the claim. Subject to (ii) below, Acquirer and Canco shall be entitled to participate at their own expense in the defense and, if Acquirer and Canco so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Acquirer or Canco; or (ii) the named parties to any such suit include both the Trustee and Acquirer or Canco and the Trustee shall have been advised by counsel acceptable to Acquirer or Canco that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to Acquirer or Canco and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Acquirer and Canco shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of this Agreement and the resignation or removal of the Trustee.

Section 8.2 Limitation of Liability

The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, gross negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

ARTICLE 9
CHANGE OF TRUSTEE

Section 9.1 Resignation

The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Acquirer and Canco specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty (30) days before such desired resignation date unless Acquirer and Canco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Acquirer and Canco shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada or any Province thereof, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, Acquirer and Canco shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

Section 9.2 Removal

The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior notice by written instrument executed by Acquirer and Canco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

Section 9.3 Successor Trustee

Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Acquirer and Canco and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of Acquirer and Canco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Acquirer, Canco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

Section 9.4 Notice of Successor Trustee

Upon acceptance of appointment by a successor trustee as provided herein, Acquirer and Canco shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If Acquirer or Canco shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Acquirer and Canco.

ARTICLE 10
ACQUIRER SUCCESSORS

Section 10.1 Certain Requirements in Respect of Combination, etc.

Acquirer shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom, but may do so if:

(a)
such other person or continuing corporation (herein called the "Acquirer Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the Acquirer Successor of liability for all moneys payable and property deliverable hereunder (including without limitation one or more voting securities of such Acquirer Successor to allow Beneficiaries to exercise voting rights in respect of the Acquirer Successor substantially similar to those provided for in this Agreement in respect of Acquirer) and the covenant of such Acquirer Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Acquirer under this Agreement; and

(b)
such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

Section 10.2 Vesting of Powers in Successor

Whenever the conditions of Section 10.1 have been duly observed and performed, the Trustee, Acquirer Successor and Canco shall, if required by Section 10.1, execute and deliver the supplemental trust agreement provided for in Article 11 and thereupon Acquirer Successor shall possess and from time to time may exercise each and every right and power of Acquirer under this Agreement in the name of Acquirer or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Acquirer or any officers of Acquirer may be done and performed with like force and effect by the directors or officers of such Acquirer Successor.

Section 10.3 Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Acquirer with or into Acquirer or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Acquirer provided that all of the assets of such subsidiary are transferred to Acquirer or another wholly-owned direct or indirect subsidiary of Acquirer and any such transactions are expressly permitted by this Article 10.

Section 10.4 Successorship Transaction

Notwithstanding the foregoing provisions of this Article 10, in the event of an Acquirer Control Transaction:

(a)
in which Acquirer merges or amalgamates with, or in which all or substantially all of the then outstanding Acquirer Shares are acquired by, one or more other corporations to which Acquirer is, immediately before such merger, amalgamation or acquisition, "related" within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and

(c)
in which all or substantially all of the then outstanding Acquirer Shares are converted into or exchanged for shares or rights to receive such shares (the "Other Shares") of another corporation (the "Other Corporation") that, immediately after such Acquirer Control Transaction, owns or controls, directly or indirectly, Acquirer;

then (i) all references herein to "Acquirer" shall thereafter be and be deemed to be references to "Other Corporation" and all references herein to "Acquirer Shares" shall thereafter be and be deemed to be references to "Other Shares" (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or exchange of such shares pursuant to this Agreement immediately subsequent to the Acquirer Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or exchange of such shares pursuant to this Agreement had occurred immediately prior to the Acquirer Control Transaction and the Acquirer Control Transaction was completed) without any need to amend the terms and conditions of this Agreement and without any further action required; and (ii) Acquirer shall cause the Other Corporation to deposit one or more voting securities of such Other Corporation to allow Beneficiaries to exercise voting rights in respect of the Other Corporation substantially similar to those provided for in this Agreement.

ARTICLE 11
AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

Section 11.1 Amendments, Modifications, etc.

This Agreement may not be amended or modified except by an agreement in writing executed by Acquirer, Canco and the Trustee and approved by the Beneficiaries in accordance with Section 10.2 of the Exchangeable Share Provisions.

Section 11.2 Ministerial Amendments

Notwithstanding the provisions of Section 11.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of

(a)
adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of Canco and Acquirer shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

(b)
making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Acquirer and Canco and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries it may be expedient to make, provided that such Boards of Directors and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

(c)
making such changes or corrections which, on the advice of counsel to Acquirer, Canco and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee, acting on the advice of counsel, and the Board of Directors of each of Acquirer and Canco shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

Section 11.3 Meeting to Consider Amendments

Canco, at the request of Acquirer, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Canco, the Exchangeable Share Provisions and all applicable laws; provided that any such meeting shall only be called for a bona fide business purpose and not for the principal purpose of causing a Redemption Date (as defined in the Exchangeable Share Provisions) to occur or transpire.

Section 11.4 Changes in Capital of Acquirer and Canco

At all times after the occurrence of any event contemplated pursuant to Section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Acquirer Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be deemed amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Acquirer Shares or the Exchangeable Shares or both are so changed.

Section 11.5 Execution of Supplemental Trust Agreements

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time Canco, Acquirer and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)
evidencing the succession of Acquirer Successors and the covenants of and obligations assumed by each such Acquirer Successor in accordance with the provisions of Article 10 and the successors of any successor trustee in accordance with the provisions of Article 9;

(b)
making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Acquirer, Canco, the Trustee or this Agreement; and

(c)
for any other purposes not inconsistent with the provisions of this Agreement, including to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

ARTICLE 12
TERMINATION

Section 12.1 Term

The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a)	no outstanding Exchangeable Shares are held by a Beneficiary;

(b)	each of Acquirer and Canco elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 13.2 of the Exchangeable Share Provisions; and

(c)
21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

Section 12.2 Survival of Agreement

This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 7 and Article 8 shall survive any such termination of this Agreement.

ARTICLE 13
GENERAL

Section 13.1 Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 13.2 Assignment

No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of law or otherwise) except that Canco may assign in its sole discretion, any or all of its rights, interests and obligations hereunder to any wholly-owned subsidiary of Acquirer.

Section 13.3 Binding Effect

Subject to Section 13.2, this Agreement shall be binding upon, enure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns and to the benefit of the Beneficiaries.

Section 13.4 Notices to Parties

All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) or dispatched (postage prepaid) to a nationally recognized overnight courier service with overnight delivery instructions, in each case addressed to the particular party at:

(a)	if to Acquirer or Canco, at:

CanWest Petroleum Corporation
Suite 205, 707 - 7th Avenue S.W.
Calgary, AB T2P 3H6
Calgary, Alberta

Attention: Chief Executive Officer

Telecopier Number: (403) 263-9812

With a copy to:

Macleod Dixon llp
3700 Canterra Tower
400 Third Avenue, S.W.
Calgary, Alberta T2P 4H2

Attention: Craig Hoskins
Telecopier Number: (403) 264-5973

(b)	if to the Trustee, at:

Computershare Trust Company of Canada
710, 530 - 8th Avenue S.W.
Calgary, Alberta
T2P 3S8

Attention: Manager, Corporate Trust

Telecopier Number: (403) 267-6598

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing.

Section 13.5 Notice to Beneficiaries

Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of Canco from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

Section 13.6 Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 13.7 Governing Laws; Consent to Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of Alberta. Each party hereby irrevocably attorns to the jurisdiction of the courts of Alberta in respect of all matters arising under or in relation to this Agreement and Acquirer hereby appoints Macleod Dixon llp as its registered office in Alberta as attorney for service of process.

Section 13.8 United States Tax Characterization

The parties hereto recognize and intend that, for United States federal, state and local income, franchise and similar tax purposes, the Trust will be disregarded as an entity separate from Acquirer pursuant to Treas. Reg. 301.7701-3(b), and no party shall take any position on any tax return or otherwise that is inconsistent with such treatment.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CANWEST PETROLEUM CORPORATION
By:
Name:
Title:
By:
Name:
Title:

OILSANDS QUEST INC.
By:
Name:
Title:
By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA
By:
Name:
Title:
By:
Name:
Title: